CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 333-37897, 333-03575, 33-64642, 33-49590, 33-46500, 33-43756 and 33-42965), and any
existing amendments thereto, and Form S-8 (Nos. 33-40282, 33-41294, 33-35862, 33-32447 and 33-14714) of ENSCO International Incorporated of our report for ENSCO International Incorporated dated January 28, 1998 as referenced by Item 14(a) of this Form 10-K.




/s/ PRICE WATERHOUSE LLP
-------------------------
Price Waterhouse LLP



Dallas, Texas
February 24, 1998